OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub- Servicer (as reflected on Schedule I hereto) (the “Primary and Limited Primary Sub Servicer”), the undersigned, Ronald Steffenino, Vice Chairman of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.
A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC dba Newmark	Dated: February 22, 2024
/s/ Ronald Steffenino
Ronald Steffenino Vice Chairman

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

COMM 2014-CCRE20 Mortgage Trust

COMM 2015-CCRE24 Mortgage Trust

GS Mortgage Securities Trust 2015-GC34

CFCRE 2016-C3 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust

Citigroup 2016-C1 Mortgage Trust

UBS Commercial Mortgage Trust 2017-C6

UBS Commercial Mortgage Trust 2018-C10

BBCMS Mortgage Trust 2018-C2

GSMS Mortgage Securities Trust 2015-GC28

COMM 2015-CCRE26 Mortgage Trust

COMM 2015-LC23 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

SG Comm MS 2016-C5 Mortgage Trust

UBS Commercial Mortgage Trust 2017-C4

CFCRE 2017-C8 Mortgage Trust

CFCRE 2018-C6 Mortgage Trust

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE2 Mortgage Trust

COMM 2012-CCRE4 Mortgage Trust

COMM 2013-CCRE10 Mortgage Trust

COMM 2013-CCRE13 Mortgage Trust

DB CCRE 2014-ARCP

CGMCT 2014-GC19

GS Mortgage Securities Trust 2015-GC28

COMM 2014-LC17 Mortgage Trust

GSMS 2014-GC22

GSMS 2014-GC26

COMM 2015-CCRE25 Mortgage Trust

COMM 2016-CCRE28 Mortgage Trust

GS Mortgage Securities Trust 2015-GC34

COMM 2015-LC23 Mortgage Trust

CFCRE 2016-C3 Mortgage Trust

SG 2016-C5 Mortgage Trust

UBS Commercial Mortgage Trust 2017-C6

CFCRE 2017 C8

BBCMS Mortgage Trust 2018-C2

UBS Commercial Mortgage Trust 2019 C18

COMM 2012-CCRE3 Mortgage Trust

COMM 2013-CCRE6 Mortgage Trust

COMM 2013-CCRE12 Mortgage Trust

COMM 2014-CCRE14 Mortgage Trust

GSMS 2014-GC18

CGMCT 2014-GC21

COMM 2015-CCRE22 Mortgage Trust

COMM 2014-CCRE20 Mortgage Trust

COMM 2014-UBS5 Mortgage Trust

COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust

COMM 2016-CCRE28 Mortgage

BBCCRE TRUST 2015-GTP

Citigroup 2016-C1 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust

UBS Commercial Mortgage Trust 2017-C7

UBS Commercial Mortgage Trust 2018-C10

CFCRE 2019 L3